Exhibit 99.1

Exhibit 99.1

Press Release Dated January 23, 2017

NEWS RELEASE

January 23, 2017

Farmers Capital Bank Corporation Announces Common Dividend

Frankfort, Kentucky – Farmers Capital Bank Corporation (NASDAQ: FFKT) (the “Company”) announced today that its Board of Directors approved a quarterly cash dividend on the Company’s common stock of $0.10 per share. The quarterly $0.10 per share dividend represents an annualized yield of 1.09% based on the closing price of $36.80 on January 20, 2017. The dividend is payable on April 1, 2017 to shareholders of record at the close of business on March 1, 2017. The Company currently has 7,509,886 shares outstanding.

Farmers Capital Bank Corporation is a bank holding company headquartered in Frankfort, Kentucky. The Company operates 34 banking locations in 21 communities throughout Central and Northern Kentucky, a data processing company, and an insurance company. Its stock is publicly traded on the NASDAQ Stock Market LLC exchange in the Global Select Market tier under the symbol: FFKT.